EXHIBIT 10.7
AMENDMENT NO. 1 TO GUARANTY

This AMENDMENT NO. 1 TO GUARANTY (this “Amendment”) is made as of October 31, 2019 between Baxter International Inc., a Delaware corporation (the “Guarantor”) and J.P. Morgan Europe Limited, as agent under the hereinafter defined Guaranty (the “Agent”) for the financial institutions party to that certain Credit Agreement, dated as of July 1, 2015 for Baxter Healthcare SA and Baxter World Trade SPRL.

R E C I T A L S:

A.The Guarantor executed in favor of the Agent that certain Guaranty, as of July 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).
B.The Guarantor and the Agent wish to amend the Guaranty on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1. Definitions. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings specified in the Guaranty.
2. Amendments to Guaranty. Upon the Effective Time (as defined below), Section 12(a)(i) of the Guaranty is hereby amended to add the following parenthetical immediately following the words “(B) fifty-five (55) days after the end of each of the first three (3) quarters of each fiscal year of the Guarantor” contained therein: “(or, with respect to the fiscal quarter ending September 30, 2019, by December 31, 2019),”.
3. Waiver. The Agent hereby waives any Unmatured Event of Default or Event of Default in the Guaranty that may directly arise out of, or directly relate to, the investigation into certain intra-company transactions undertaken for the purpose of generating foreign exchange gains or losses, as more fully described under the heading “Investigation” in the Guarantor’s Form 8-K filed on October 24, 2019 (the “Specified Matters”); provided such Specified Matters shall include (i) any amendment to the Company’s periodic reports previously filed with the Securities and Exchange Commission the (“SEC”) to include restated financial statements that correct misstatements resulting from the Specified Matters, or inclusion in periodic reports filed with the SEC for future periods restated comparative financial statements that correct such misstatements (and any delay in the filing of any such amendment or future periodic report) and (ii) the correction of certain items that affect operating income that were immaterial to the Company’s previously reported results of operations, including the impact of the use of the foreign exchange rate convention to translate the results of the Company’s foreign operations into U.S. dollars and the impact of the incorrect accounting for placed equipment that the Company leases to its customers; provided, further, that the foregoing waiver shall automatically terminate and cease to be of any force and effect on December 31, 2019. This specific waiver applies only to the Specified Matters and only for the express circumstances described above. This specific waiver shall not be construed to constitute (x) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Agent or any Bank pursuant to the Guaranty, the Credit Agreement or any other Loan Document or other applicable law or (y) a custom or course of dealing or a consent to any departure by any Loan Party from any other term or requirement of the Guaranty, the Credit Agreement or any other Loan Document. This Section 3 is a limited waiver and shall not be deemed to constitute a waiver of any other term, provision or condition of the Guaranty, the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right, power or remedy that Agent and the Banks may now have or may have in the future under or in connection with the Guaranty, the Credit Agreement or any other Loan Document or other applicable law.
4. Representations and Warranties of the Guarantor . The Guarantor represents and warrants that:
(a) the execution, delivery and performance by the Guarantor of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and
(b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

5. Effective Time. This Amendment shall become effective on the date (the “Effective Time”) upon the execution and delivery hereof by the Guarantor and the Agent.

US-DOCS\111506705.6

6. Miscellaneous.
(a) Except as specifically amended hereby, the Guaranty, and the other agreements, instruments and documents executed in connection therewith (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Bank under the Guaranty, the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Guaranty, the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Guaranty as amended hereby.
(c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
(e) Sections 21 and 22 of the Guaranty are hereby incorporated by reference into this Amendment, mutatis mutandis, and the parties hereto agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.
7. Costs and Expenses. The Guarantor hereby agrees to reimburse the Agent for all reasonable and documented out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Agent with respect thereto.
8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow] 2

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BAXTER INTERNATIONAL INC.

By: /s/ James Saccaro  Name: James Saccaro
Title: Executive Vice President and Chief Financial Officer

[signature page to Amendment No. 1 to Guaranty]

J.P. MORGAN EUROPE LIMITED, as Agent

By: /s/ Fatma Mustafa
Name: Fatma Mustafa
Title: Vice President
[signature page to Amendment No. 1 to Guaranty]